Registration No. 333-166556

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
ON FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JONES SODA CO.
(Exact Name of Registrant as Specified in its Charter)

Washington	2086	52-2336602
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

1000 First Avenue South, Suite 100
Seattle, Washington 98134
(206) 624-3357
(Address, Including Zip Code, and Telephone Number, including area code, of Registrant’s Principal Executive Offices)

Jennifer L. Cue
Chief Executive Officer
Jones Soda Co.
1000 First Avenue South, Suite 100
Seattle, Washington 98134
(206) 624-3357
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)
With a copy to: Timothy M. Woodland, Esq. Cairncross & Hempelmann, P.S. 524 Second Ave., Suite 500 Seattle, Washington 98104-2323 (206) 254-4424

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐

Non-Accelerated Filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company	☑

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (4)
Common stock, no par value, and warrants to purchase common stock (2) (3)	$30,000,000	$2,139

(1)
The table lists each class of securities being registered and the aggregate proceeds to be raised in the primary offering, but does not specify information by each class as to the amount to be registered, the proposed maximum aggregate offering price per unit or the proposed maximum aggregate offering price. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. In no event will the aggregate offering price of all securities issued from time to time pursuant to the registration statement exceed $30,000,000, inclusive of any exercise price thereof. Pursuant to Rule 416(a) under the Securities Act of 1933, the shares being registered hereunder also include such indeterminate number of shares of our common stock as may be issued or issuable from time to time with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Subject to note (1) above, there is being registered hereunder an indeterminate number of shares of our common stock as may from time to time be sold hereunder. In addition, pursuant to Rule 457(i) under the Securities Act of 1933, the shares being registered hereunder include an indeterminate number of shares of our common stock as may be issued from time to time upon exercise of the warrants issued directly hereunder.

(3)	Subject to note (1) above, there is being registered hereunder an indeterminate number of warrants to purchase shares of our common stock.
(4)
The registration fee was calculated pursuant to Rule 457(o) under the Securities Act of 1933 on the basis of the maximum aggregate offering price of the securities listed. The registration fee was previously paid in full with the filing by the registrant of its Form S-3 registration statement (File No. 333-166556) on May 6, 2010.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On May 6, 2010, we filed a Form S-3 registration statement (File No. 333-166556), which was declared effective on May 18, 2010 (the “Registration Statement”). The Registration Statement is a shelf registration for the primary offering and sale, from time to time, of up to $30,000,000 of securities, consisting of shares of common stock and warrants to purchase shares of common stock. All filing fees payable in connection with the Registration Statement were paid in full at the time of the initial filing of the Registration Statement.

Upon filing our Annual Report on Form 10-K for the year ended December 31, 2012, we ceased to be eligible to use Form S-3. Accordingly, pursuant to Rule 401(b) under the Securities Act of 1933, and in order to comply with Section 10(a)(3) of the Securities Act, we are filing this Post-Effective Amendment No. 1 to convert the Registration Statement from Form S-3 to Form S-1.

Pursuant to the Registration Statement, we previously sold and issued an aggregate of 11,713,946 shares (the “Shares”) and 3,207,500 warrants (the “Warrants”) for the purchase of up to 3,207,500 shares of common stock (subject to adjustment in accordance with the terms of the Warrants) (the “Warrant Shares”). As of the date of this Post-Effective Amendment, none of the Warrants have been exercised and the Warrant Shares remain reserved for sale and issuance upon exercise of the Warrants in accordance with their terms. Accordingly, the prospectus included in this Post-Effective Amendment relates only to the primary offering of the 3,207,500 Warrant Shares, from time to time, upon future exercise of the Warrants.

Upon completion of the offering, in accordance with the undertaking contained in the Registration Statement pursuant to item 512(a)(3) of Regulation S-K, we will file a further Post-Effective Amendment to deregister the securities that were not sold, and will not be sold, pursuant to the Registration Statement. The aggregate offering price for all securities sold pursuant to the Registration Statement (inclusive of the exercise prices for the Warrants, as if they were exercised in full) is $11,900,408, out of the maximum aggregate offering price of $30,000,000 under the Registration Statement.

1

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March 26, 2013

PROSPECTUS

JONES SODA CO.

3,207,500 Shares of Common Stock underlying Warrants

This prospectus covers the sale and issuance of up to 3,207,500 shares of the common stock of Jones Soda Co. to holders of outstanding warrants, upon exercise of such warrants. The warrants were issued on February 6, 2012 in a registered direct offering. The warrants have an exercise price of $0.70 per share and are exercisable at any time prior to the close of business on August 6, 2017.

To the extent that the warrants are exercised for cash, we will receive the cash proceeds from such exercise of up to a total potential of approximately $2,245,250, based on the exercise price of $0.70 per share. Any warrants that remain unexercised as of August 6, 2017, will be automatically exercised by cashless exercise, in accordance with the terms of the warrants.

The exercise price of the Warrants is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions, and also upon any distributions to our shareholders, business combinations, sale of substantially all assets and other fundamental transactions. The exercise of the warrants is subject to certain beneficial ownership and other limitations set forth in the warrants.

Our common stock is traded on the OTCQB under the trading symbol “JSDA” and the closing sale price of our common stock on March 18, 2013 was $0.32 per share. The warrants are not traded or listed for trading on any securities market.

Investing in our securities involves a high degree of risk and the purchasers of the securities may lose their entire investment. See “Risk Factors” beginning on page 3 of this prospectus and the risk factors described in the documents incorporated by reference into this prospectus. You should carefully read this prospectus, together with the documents incorporated by reference, before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is                     , 2013.

TABLE OF CONTENTS

About This Prospectus	2
About Jones Soda Co.	3
Risk Factors	3
Special Note Regarding Forward-Looking Statements	3
The Offering	5
Use of Proceeds	6
Dilution	6
Dividend Policy	7
Description of Common Stock	7
Description of Warrants	9
Plan of Distribution	11
Legal Matters	12
Experts	12
Where You Can Find More Information	13
Incorporation by Reference of Certain Documents	13

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission. From time to time, we may file one or more prospectus supplements to add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplements, together with additional information described below under the caption “Where You Can Find More Information” and “Incorporation by Reference of Certain Documents.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

We are responsible for the information contained and incorporated by reference in this prospectus and any applicable prospectus supplements. We have not authorized any other person to provide information different from that contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of common stock.

This prospectus is not an offer to sell or solicitation of an offer to buy these shares of common stock in any circumstances under which or in any jurisdiction in which the offer or solicitation is unlawful.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the “Company,” “we,” “us,” and “our” are to Jones Soda Co., a Washington corporation, and its wholly-owned subsidiaries.

ABOUT JONES SODA CO.

We develop, produce, market and distribute premium beverages which we sell and distribute primarily in North America through our network of independent distributors located throughout the United States (U.S.) and Canada and directly to our national and regional retail accounts. We refer to our network of independent distributors as our direct store delivery (DSD) channel, and we refer to our national and regional accounts who receive shipments directly from us as our direct to retail (DTR) channel. Additionally, in limited circumstances we sell concentrate for distribution or production of our products. We do not directly manufacture our products but instead outsource the manufacturing process to third-party contract manufacturers. We also sell various products on-line, which we refer to as our interactive channel, including soda with customized labels, wearables, candy and other items, and we license our trademarks for use on products sold by other manufacturers. In addition, our international business outside of North America includes Ireland, the United Kingdom, Costa Rica and Bermuda.

Our company is a Washington corporation formed in 2000 as a successor to Urban Juice and Soda Company Ltd., a Canadian company formed in 1986. Our principal place of business is located at 1000 First Avenue South, Suite 100, Seattle, Washington 98134. Our telephone number is (206) 624-3357. Our website address is www.jonessoda.com. The information on or accessible through our website is not part of this prospectus and should not be relied upon in connection with making an investment in our securities.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider carefully the risks described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC, which is incorporated herein by reference in its entirety, as well as in any applicable prospectus supplement and other documents that we incorporate by reference into this prospectus. The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occur, our business, operating results, financial condition or prospects could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose part or all of your investment. See also, “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus and in documents that we incorporate by reference into this prospectus. We base these forward-looking statements on our expectations, assumptions, estimates and projections about our business and the industry in which we operate as of the date of this prospectus. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our ability to establish, maintain and grow our distributor channels and retail accounts;
•	the potential markets for our products and our ability to successfully compete in those and our existing markets;
•	our plans to continue to develop new products and create and maintain brand-name recognition;
•	estimates of future growth, sales and inventory levels;
•	estimates of the capacity of our suppliers, manufacturers, distributors and other third parties to perform their respective obligations;
•	predictions regarding future economic conditions and trends;
•	the scope of our intellectual property protection; and
•	our operating and business strategies, our industry, our projected cash needs, liquidity and capital resources and our expected future revenues, operations and expenditures.

Discussions concerning these forward-looking statements can be found, among other places, in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections incorporated in this prospectus by reference to our most recent Annual Report on Form 10-K, and in applicable prospectus supplements that we may file with the SEC. These statements are based largely on our expectations and projections about future events and trends affecting our business and represent our estimates and assumptions only as of the date of the document containing the applicable statement.

These forward-looking statements are subject to a number of risks and uncertainties that cannot be predicted, quantified or controlled and that could cause actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. We discuss many of these risks in greater detail in the “Risk Factors” section incorporated in this prospectus by reference to our most recent Annual Report on Form 10-K, and in applicable prospectus supplements that we may file with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THE OFFERING

Securities offered by us in this offering	Up to 3,207,500 shares of common stock issuable upon exercise of warrants.

Warrant exercise price	The warrants are exercisable for an initial exercise price of $0.70 per common share, subject to adjustment.

Term of warrants	The warrants are exercisable at any time prior to the close of business on August 6, 2017.

Common stock to be outstanding after this offering	41,737,916 shares of common stock (1)

Use of proceeds	We intend to use proceeds of this offering for working capital and other general corporate purposes. See “Use of Proceeds.”

OTCQB trading symbol	Our common stock is traded on the OTCQB Marketplace under the symbol “JSDA.”

Risk factors
Investing in our common stock involves a high degree of risk and the purchasers of common stock upon exercise of warrants may lose their entire investment. See “Risk Factors” and the other information included and incorporated by reference in this prospectus and any applicable prospectus supplement for a discussion of risk factors you should carefully consider before deciding to invest in our securities.

(1)
The number of shares of common stock to be outstanding after this offering is based on 38,530,416 shares outstanding as of March 18, 2013, and assumes the exercise in full of all of the warrants. The number of shares of common stock to be outstanding after this offering excludes shares issuable under our equity incentive plans, whether currently outstanding or that may be issued in the future.

USE OF PROCEEDS

To the extent that the warrants are exercised for cash, we will receive the cash proceeds from such exercise of up to a total potential of approximately $2,245,250, based on the exercise price of $0.70 per share. If any warrants are exercised on a “net share” or cashless basis, we will not receive any cash proceeds from such exercise. Any warrants that remain unexercised as of August 6, 2017, will be automatically exercised by cashless exercise, in accordance with the terms of the warrants. There can be no assurance that we will receive any cash proceeds from the exercise of the warrants.

To the extent we receive cash proceeds from the exercise of warrants, we intend to use such proceeds for working capital and other general corporate purposes. We cannot anticipate the timing or amount of any cash exercises of the warrants, if at all, and accordingly cannot specify with certainty the particular uses of the cash proceeds from this offering.

DILUTION

Purchasers of the shares of common stock upon exercise of the warrants will suffer immediate and substantial dilution in the net tangible book value per share of common stock. Our net tangible book value as of December 31, 2012, was approximately $4,783,956, or approximately $0.12 per share of common stock, based on 38,530,416 shares outstanding. Net tangible book value per share is determined by dividing our net tangible book value, which consists of our total tangible assets less total liabilities, by the number of shares of our common stock outstanding on that date.

Dilution in net tangible book value per share represents the difference between the price per share paid by purchasers in this offering and the net tangible book value per share of our common stock immediately after this offering. Without taking into account any other changes in the net tangible book value after December 31, 2012 (other than to give effect to our receipt of the estimated total gross proceeds assuming the cash exercise of all of the warrants to purchase 3,207,500 shares of common stock at an exercise price of $0.70 per share, less our estimated offering expenses), our pro forma net tangible book value as of December 31, 2012 (unaudited), would have been approximately $7,029,206, or approximately $0.17 per share of common stock. This represents an immediate increase of approximately $0.05 in net tangible book value per share to our existing shareholders and an immediate dilution of approximately $0.53 per share to purchasers in this offering. The following table (unaudited) illustrates this per share dilution:

Assumed public offering price per share upon exercise of warrants	$0.70
Net tangible book value per share as of December 31, 2012	0.12
Increase in net tangible book value per share attributable to this offering	0.05
Pro forma net tangible book value per share as of December 31, 2012, after giving effect to this offering	0.17
Dilution in pro forma net tangible book value per share to purchasers in this offering	$0.53

The above table is based on 38,530,416 shares of our common stock outstanding as of December 31, 2012, as adjusted for 3,207,500 shares of common stock to be issued in this offering, and excludes stock option awards under our equity incentive plans, whether currently outstanding or that may be granted in the future. To the extent that any stock options are exercised, new options or other equity awards are issued under our equity incentive plans, or we otherwise issue additional shares of common stock in the future, there will be further dilution to the purchasers.

DIVIDEND POLICY

We have never declared or paid any cash dividends with respect to our common stock. We currently intend to retain any future earnings to fund the development and growth of our business. We do not anticipate paying cash dividends on our common stock in the foreseeable future.

DESCRIPTION OF COMMON STOCK

We are a Washington corporation. The rights of our shareholders are governed by the Washington Business Corporation Act (the “WBCA”), our articles of incorporation and our bylaws. The following summary of some of the material terms, rights and preferences of our capital stock is not complete. You should read our articles of incorporation and our bylaws for more complete information.

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, no par value. As of March 18, 2013, we had 38,530,416 shares of common stock outstanding. We do not currently have in effect a shareholder rights plan.

Each share of common stock entitles its holder to one vote on all matters to be voted upon by the shareholders. Cumulative voting for directors is not permitted. Holders of common stock may receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose, although to the date of this prospectus, no dividends have been declared or paid. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive rights. All outstanding shares of common stock are fully paid and nonassessable, and the shares of our common stock to be issued under this prospectus will be fully paid and nonassessable upon proper exercise of the warrants in accordance with their terms.

Antitakeover Effects of Certain Provisions of Articles of Incorporation, Bylaws and Washington Law

The following is only a summary of certain provisions of the WBCA, our articles of incorporation and bylaws, and is not a complete discussion. You should read the WBCA and our articles of incorporation and bylaws for more complete information. The business combination provisions of Washington law, which are discussed below, and the provisions of our articles of incorporation and bylaws that are discussed below could have the effect of discouraging offers to acquire us and, if any such offer is made, could increase the difficulty of consummating such offer, even if the offer contains a premium price for holders of common stock or otherwise benefits shareholders.

Shareholder Meetings; Quorum. Our bylaws provide that our shareholders may call a special meeting only upon the request of holders of at least 25% of the votes entitled to be cast on any matter proposed for consideration at such special meeting. Additionally, our president or our board of directors may call special meetings of shareholders. Except as required by law, a quorum at any annual or special meeting of shareholders consists of the presence of at least 33 1/3% of the shares entitled to be cast by each voting group.

Requirements for Advance Notification of Shareholder Nominations. Our bylaws contain advance notice procedures with respect to the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee thereof. The existence of these advance notification provisions may make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of our board of directors.

Washington Anti-Takeover Statute. Washington law imposes restrictions on certain transactions between a corporation and certain significant shareholders. Chapter 23B.19 of the WBCA generally prohibits a “target corporation” from engaging in certain significant business transactions with an “acquiring person,” which is defined as a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation, for a period of five years after the date the acquiring person first became a 10% beneficial owner of the voting securities of the target corporation, unless the business transaction or the acquisition of shares is approved by a majority of the members of the target corporation’s board of directors prior to the time the acquiring person first became a 10% beneficial owner of the target corporation’s voting securities. Such prohibited transactions include, among other things:

•	a merger or consolidation with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person;
•	termination of 5% or more of the employees of the target corporation as a result of the acquiring person’s acquisition of 10% or more of the shares; or
•	receipt by the acquiring person of any disproportionate benefit as a shareholder.

After the five-year period, a “significant business transaction” may occur if it complies with “fair price” provisions specified in the statute. A corporation may not “opt out” of this statute. We expect the existence of this provision to have an antitakeover effect with respect to transactions that our board of directors does not approve in advance and may discourage takeover attempts that might result in the payment of a premium over the market price for common stock held by shareholders or otherwise might benefit shareholders.

Limitations of Liability and Indemnification Matters

Our articles of incorporation provide that, to the fullest extent permitted by the WBCA, a director of our company shall not be personally liable to our company or our shareholders for monetary damages for his or her conduct as a director, except in certain circumstances involving intentional misconduct, knowing violations of law, illegal corporate loans or distributions, or any transaction from which the director receives personal benefit in money, property or services to which the director is not legally entitled.

Pursuant to our bylaws, each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of our company or who, while a director of our company, is or was serving at our company’s request as a director, officer, partner, trustee, employee or agent of another company or partnership, joint venture, trust or other enterprise, will be indemnified by us against all reasonable expenses incurred by such person in connection therewith. If a director or officer is made a party to a proceeding because he or she was or is a director or officer of our company, such director or officer will be indemnified for any judgment, settlement, penalty, fine or reasonable expenses incurred in such proceeding if:

•	he or she acted in good faith; and
•	he or she reasonably believed:
•	in the case of conduct in the director’s or officer’s official capacity, that the conduct was in our company’s best interests; and
•	in all other cases, the director’s or officer’s conduct was at least not opposed to our company’s best interests.

No director or officer will be indemnified in connection with:

•	a proceeding by or in the right of our company in which he or she was adjudged liable to our company; or
•
any other proceedings charging improper personal benefit to the director or officer, whether or not involving action in his or her official capacity, in which the director or officer was adjudged liable on the basis that personal benefit was improperly received by such director or officer.

The indemnification provisions contained in our bylaws are intended to be interpreted and applied to provide indemnification to directors and officers of our company to the fullest extent allowed by the WBCA, as amended from time to time, and are not exclusive. We have not entered into any indemnification agreements with any of our directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Transfer Agent and Registrar

The transfer agent for our common stock is Computershare Trust Company, NA, located at 250 Royall Street, Canton, MA 02021. Its telephone number is (800) 962-4284.

OTCQB Marketplace

Our common stock is traded on the OTCQB Marketplace under the symbol “JSDA.”

DESCRIPTION OF WARRANTS

In this offering, we are offering a maximum of 3,207,500 shares of common stock that may be issued in the future upon exercise of outstanding warrants. The warrants were sold in our registered direct offering that closed on February 7, 2012, pursuant to a securities purchase agreement between each of the purchasers and us. The forms of the securities purchase agreement and warrant have been filed with the SEC and are incorporated by reference as exhibits into our Post-Effective Amendment to Registration Statement on Form S-1 of which this prospectus forms a part. You are encouraged to review the forms of the securities purchase agreement and warrant for a complete description of the terms and conditions applicable to the warrants.

The following is a brief summary of the warrants and is subject in all respects to the provisions contained in such warrants.

Exercisability; Beneficial Ownership Limitation

The warrants will be exercisable for a period of five years commencing on the six-month anniversary of the closing date of the offering, expiring at the close of business on August 6, 2017. The warrants may be exercised, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise in the circumstances discussed below).

The holder of a warrant does not have the right to exercise any portion of the warrant if the holder would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after the exercise. This percentage, however, may be raised or lowered to an amount not in excess of 9.99% at the option of the holder upon at least 61 days’ prior written notice from the holder to us.

Exercise Price

The warrants have an exercise price of $0.70 per share. The exercise price of the warrants, and in some cases the number of shares issuable upon exercise of the warrants, will be subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also upon any distribution of assets, including cash, stock or other property to our shareholders.

No Fractional Shares

No fractional share of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional share, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Cashless Exercise

If, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance to the holder of the shares of common stock underlying the warrant, the holder may only exercise the warrant on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise. In the event that any warrant remains unexercised and outstanding as of the close of business on August 6, 2017, the termination date of the warrant, such warrant automatically will be exercised via cashless exercise.

Transferability

Subject to applicable law, the warrants may be transferred at the option of the holder upon surrender of the warrants with the appropriate instruments of transfer. The warrants are not publicly traded or listed for trading on any securities exchange or automated quotation system. We act as transfer agent for the warrants.

Purchase Rights, Fundamental Transactions and Change of Control

The form of warrant provides that if we sell or grant any rights to purchase stock, warrants or securities or other property to our shareholders on a pro rata basis, we will provide the holders of the warrants with the right to acquire, upon the same terms, the securities subject to such purchase rights as though the warrants had been exercised immediately prior to the declaration of such rights. Such purchase rights will be held in abeyance for the benefit of the warrant holder until the holder has exercised the warrant and may be issued by us thereafter to the holder only to the extent that the purchase rights do not result in (i) the holder exceeding the beneficial ownership limitation described above or (ii) the aggregate number of shares of common stock issued and issuable under the securities purchase agreement and warrants exceeding 19.99% of the number of shares of our common stock outstanding on the closing date of the securities purchase agreement. If we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or property, or we sell, lease, license or otherwise dispose of all or substantially all of our assets, or we or another person acquire 50% or more of our outstanding common stock, each, a “Fundamental Transaction,” then following such event, the holders of the warrants would be entitled to receive, upon exercise of the warrants, the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction, subject to certain limitations if our company is the surviving entity in such Fundamental Transaction. Any successor to us or surviving entity must assume the obligations under the warrants. In addition, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity that is not traded on a national securities exchange, the warrant holder has the option, exercisable at any time concurrently with, or within 30 days after, the consummation of such Fundamental Transaction, to require us or a successor to purchase the warrant for an amount of cash equal to the value of the warrant determined in accordance with the Black-Scholes option pricing model.

No Rights as Shareholder

The holders of the warrants will not have any rights or privileges as shareholders with respect to the shares underlying the warrants, until they exercise their warrants.

Waivers and Amendments

The provisions of each warrant may be amended or modified or the provisions thereof waived, only with the written consent of us and the warrant holder.

PLAN OF DISTRIBUTION

The shares of common stock being offered consist solely of 3,207,500 shares that may be issued upon exercise of outstanding warrants. The warrants were sold in our registered direct offering of shares and warrants that closed on February 7, 2012.

We will sell and issue the shares of common stock directly to the applicable warrant holder upon proper exercise in accordance with the terms of the warrants, following delivery to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (other than in the case of a cashless exercise).

We previously engaged Rodman & Renshaw, LLC as our exclusive placement agent pursuant to a placement agent agreement dated January 26, 2012, to solicit offers to purchase the common stock and warrants in connection with our registered direct offering of common stock and warrants. On February 7, 2012, we closed on the offer and sale of shares of common stock and warrants to purchasers in the registered direct offering pursuant to the terms of a securities purchase agreement with the purchasers. The placement agent did not purchase or sell any securities in the registered direct offering. Our engagement with the placement agent terminated by its terms on September 30, 2012.

We paid the placement agent a cash fee equal to eight percent (8%) of the gross proceeds from the sale of the shares of common stock and warrants in the registered direct offering. Our expenses in the registered direct offering, in addition to the aggregate fee of $256,600 to the placement agent, were approximately $173,000, which included legal, accounting and various other fees associated with registering the securities. After deducting the fee due to the placement agent and our offering expenses, the net proceeds from the registered direct offering were approximately $2.8 million (not including any proceeds we might receive upon exercise of the warrants).

We are not obligated to pay the placement agent any additional fee or compensation resulting from any future exercise of the warrants.

We agreed to indemnify the placement agent and certain of its affiliates against certain liabilities, including liabilities under the Securities Act and the Exchange Act, or to contribute to payments that the placement agent may be required to make because of any of those liabilities.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any commissions received by it and any profits realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rules 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of common stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilizing activity in connection with our securities; and
•
may not bid for or purchase our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The foregoing is a brief summary of the material provisions of the placement agent agreement and securities purchase agreement and does not purport to be a complete statement of their terms and conditions. The placement agent agreement and form of securities purchase agreement have been filed with the SEC and are incorporated by reference as exhibits into our Post-Effective Amendment to Registration Statement on Form S-1 of which this prospectus forms a part.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus issuable upon exercise of the warrants is being passed upon by Cairncross & Hempelmann, P.S., Seattle, Washington.

EXPERTS

The consolidated financial statements as of December 31, 2012 and 2011 and for each of the two years in the period then ended included in this prospectus have been audited by Peterson Sullivan LLP, an independent registered public accounting firm. Such financial statements have been included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information can be read and copied at the SEC Public Reference Room, 100 F Street NE, Washington, D.C. 20549.

Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1–800–SEC–0330. The SEC also maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.

We make available, free of charge on our website at www.jonessoda.com, copies of our filings with the SEC, including our annual reports on Form 10–K, quarterly reports on Form 10–Q, proxy statements, and current reports on Form 8–K as well as amendments to those reports filed or furnished pursuant to Section 13 or 15(d) of the Exchange Act, together with Section 16 insider beneficial stock ownership reports, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC.

Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We are “incorporating by reference” specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below (other than any portion of such filings that are furnished under applicable SEC rules rather than filed under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 26, 2013;

•	our Current Report on Form 8-K filed with the SEC on March 7, 2013; and

•
the description of our common stock contained in our registration statement on Form 8-A, filed with the Commission on October 4, 1996, and as amended on March 20, 2003, under Section 12(g) of the Securities Exchange Act of 1934, including all amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing), at no cost, by writing or calling us at Jones Soda Co., 1000 First Avenue South, Suite 100, Seattle, Washington 98134, telephone number (206) 624-3357, Attention: Investor Relations.

Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.        Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses in connection with the sale and distribution of the securities registered under the Registration Statement. All of the amounts shown are estimates except the SEC registration fee.

Registration Fee Under the Securities Act of 1933	$2,139
Legal Fees and Expenses	378,076
Accounting Fees and Expenses	4,803
Placement Agent Fee	256,600
Printing and Miscellaneous	61,413
Total	$703,031

Item 14.        Indemnification of Directors and Officers

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under Securities Act of 1933, as amended. Article IX of the registrant’s bylaws provides for indemnification of the registrant’s directors, officers, employees and agents to the fullest extent allowed by Washington law and provides that the directors and officers of the registrant also may be indemnified against liability they may incur for serving in those capacities pursuant to a liability insurance policy maintained by the registrant for such purpose.

Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article VI of the registrant’s articles of incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the registrant and its shareholders.

The registrant has not entered into separate indemnification agreements with any of its directors.

We have a directors’ and officers’ liability insurance policy in place pursuant to which our directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act and the Exchange Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.        Recent Sales of Unregistered Securities

None.

i

Item 16.        Exhibits and Financial Statement Schedules

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17.    Undertakings

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on March 26, 2013.

JONES SODA CO.

By:	/s/ Jennifer L. Cue
Jennifer L. Cue
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jennifer L. Cue and Carrie L. Traner, as her or his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for and in her or his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 on Form S-1 has been signed by the following persons in the capacities and on the dates stated.

/s/ Jennifer L. Cue	President, Chief Executive Officer and Director (Principal Executive Officer)	Dated: March 26, 2013
Jennifer L. Cue

/s/ Carrie L. Traner	Vice President of Finance and Secretary (Principal Financial Officer and Principal Accounting Officer)	Dated: March 26, 2013
Carrie L. Traner

/s/ Mills A. Brown	Director	Dated: March 26, 2013
Mills A. Brown

/s/ Richard V. Cautero	Director	Dated: March 26, 2013
Richard V. Cautero

/s/ Michael M. Fleming	Chairman of the Board; Director	Dated: March 26, 2013
Michael M. Fleming

/s/ Matthew K. Kellogg	Director	Dated: March 26, 2013
Matthew K. Kellogg

/s/ Susan A. Schreter	Director	Dated: March 26, 2013
Susan A. Schreter

v

EXHIBITS

The following exhibits are filed as part of this Post-Effective Amendment or are incorporated herein by reference. Where an exhibit is incorporated by reference, the document to which it is cross referenced is specified.

Exhibit No.	Description
3.1
Articles of Incorporation of Jones Soda Co. (Previously filed with, and incorporated herein by reference to, Exhibit 3.1 to our annual report on Form 10-KSB for the fiscal year ended December 31, 2000, filed on March 30, 2001; File No. 333-75913.)

3.2
Bylaws of Jones Soda Co. (Previously filed with, and incorporated herein by reference to, Exhibit 3.2 to our annual report on Form 10-KSB for the fiscal year ended December 31, 2000, filed on March 30, 2001; File No. 333-75913.)

4.1	Form of Common Stock Warrant (Previously filed with, and incorporated herein by reference to, Exhibit 4.1 to our current report on Form 8-K, filed on February 2, 2012; File No. 000-28820.)
5.1	Opinion of Cairncross & Hempelmann, P.S. (Filed herewith.)
10.1++
Sublease Agreement dated June 13, 2011, between 1000 Master Tenant LLC and Jones Soda Co. (Previously filed with, and incorporated herein by reference to, Exhibit 10.1 to our quarterly report on Form 10-Q, filed on August 12, 2011; File No. 000-28820.)

10.2
Loan and Security Agreement dated as of December 27, 2011, by and between Jones Soda Co. (USA) Inc. and Access Business Finance LLC (Previously filed with, and incorporated herein by reference to, Exhibit 10.1 to our current report on Form 8-K, filed January 3, 2012; File No. 000-28820.)

10.3
Loan and Security Agreement dated as of December 27, 2011, by and between Jones Soda (Canada) Inc. and Access Business Finance LLC (Previously filed with, and incorporated herein by reference to, Exhibit 10.2 to our current report on Form 8-K, filed January 3, 2012; File No. 000-28820.)

10.4
First Amendment of Loan and Security Agreement dated as of December 27, 2012, by and between Jones Soda Co. (USA) Inc. and Access Business Finance LLC (Previously filed with, and incorporated herein by reference to, Exhibit 10.4 to our annual report on Form 10-K for the year ended December 31, 2012, filed on March 26, 2013; File No. 000-28820.)

10.5
First Amendment of Loan and Security Agreement dated as of December 27, 2012, by and between Jones Soda (Canada) Inc. and Access Business Finance LLC (Previously filed with, and incorporated herein by reference to, Exhibit 10.5 to our annual report on Form 10-K for the year ended December 31, 2012, filed on March 26, 2013; File No. 000-28820.)

10.6
Guaranty and Security Agreement dated as of December 27, 2011, made by Jones Soda Co. with respect to Jones Soda Co. (USA) Inc., in favor of Access Business Finance LLC (Previously filed with, and incorporated herein by reference to, Exhibit 10.3 to our current report on Form 8-K, filed January 3, 2012; File No. 000-28820.)

10.7
Guaranty and Security Agreement dated as of December 27, 2011, made by Jones Soda Co. with respect to Jones Soda (Canada) Inc., in favor of Access Business Finance LLC (Previously filed with, and incorporated herein by reference to, Exhibit 10.4 to our current report on Form 8-K, filed January 3, 2012; File No. 000-28820.)

10.8
Guaranty and Security Agreement dated as of December 27, 2011, made by Jones Soda Co. (USA) Inc. in favor of Access Business Finance LLC (Previously filed with, and incorporated herein by reference to, Exhibit 10.5 to our current report on Form 8-K, filed January 3, 2012; File No. 000-28820.)

10.9
Guaranty and Security Agreement dated as of December 27, 2011, made by Jones Soda (Canada) Inc. in favor of Access Business Finance LLC (Previously filed with, and incorporated herein by reference to, Exhibit 10.6 to our current report on Form 8-K, filed January 3, 2012; File No. 000-28820.)

10.10
Placement Agent Agreement, dated as of January 26, 2012, by and among the Company and Rodman & Renshaw, LLC (Previously filed with, and incorporated herein by reference to, Exhibit 1.1 to our current report on Form 8-K, filed February 2, 2012; File No. 000-28820.)

10.11
Form of Securities Purchase Agreement, dated as of February 1, 2012, by and among the Company and the Purchasers (Previously filed with, and incorporated herein by reference to, Exhibit 10.1 to our current report on Form 8-K, filed February 2, 2012; File No. 000-28820.)

10.12*
Jones Soda Co. 2002 Stock Option and Restricted Stock Plan. (Previously filed with, and incorporated herein by reference to, Appendix B to our Definitive Proxy Statement for our 2007 Annual Meeting of Shareholders, filed on April 18, 2007, File No. 000-28820.)

10.13*	Jones Soda Co. 2011 Incentive Plan. (Previously filed with, and incorporated herein by reference to, Annex A to our Definitive Proxy Statement, filed on April 12, 2011, File No. 000-28820.)
10.14*
Form of Stock Option Grant Notice and Agreement under the Jones Soda Co. 2011 Incentive Plan (Previously filed with, and incorporated herein by reference to, Exhibit 10.3 to our quarterly report on Form 10-Q, filed August 12, 2011; File No. 000-28820.)

10.15*
Form of Restricted Stock Award Notice and Agreement under the Jones Soda Co. 2011 Incentive Plan (Previously filed with, and incorporated herein by reference to, Exhibit 10.4 to our quarterly report on Form 10-Q, filed August 12, 2011; File No. 000-28820.)

10.16*
Form of Restricted Stock Unit Notice and Agreement under the Jones Soda Co. 2011 Incentive Plan (Previously filed with, and incorporated herein by reference to, Exhibit 10.5 to our quarterly report on Form 10-Q, filed August 12, 2011; File No. 000-28820.)

10.17*
Jones Soda Co. 2007 Employee Stock Purchase Plan. (Previously filed with, and incorporated herein by reference to, the Company’s definitive proxy statement on Schedule 14A, filed on April 18, 2007; File No. 000-28820.)

10.18*
Compensation for Directors of Jones Soda Co. (Previously filed with, and incorporated herein by reference to, Exhibit 10.18 to our annual report on Form 10-K, filed March 26, 2013; File No. 000-28820.)

10.19*
Employment Offer Letter between Jennifer L. Cue and Jones Soda Co., dated August 6, 2012 (Previously filed with, and incorporated herein by reference to, Exhibit 10.1 to our quarterly report on Form 10-Q, filed August 10, 2010; File No. 000-28820.)

10.20*
Employment Offer Letter between Carrie Traner and Jones Soda Co., dated December 1, 2011. (Previously filed with, and incorporated herein by reference to, Exhibit 10.1 to our current report on Form 8-K, filed December 5, 2011; File No. 000-28820.)

10.21*
Employment Offer Letter between William R. Meissner and Jones Soda Co., dated April 6, 2010 (Previously filed with, and incorporated herein by reference to, Exhibit 10.1 to our current report on Form 8-K, filed April 9, 2010; File No. 000-28820.)

10.22*
Employment Offer Letter, dated February 24, 2012, between Jones Soda Co. and James P. Stapleton. (Previously filed with, and incorporated herein by reference to, Exhibit 10.1 to our current report on Form 8-K, filed February 29, 2012; File No. 000-28820.)

10.23*
Separation and Release Agreement with William Meissner and Jones Soda Co. dated June 27, 2012 (Previously filed with, and incorporated herein by reference to, Exhibit 10.1 to our current report on Form 8-K, filed June 27, 2012 and amended June 28, 2012; File No. 000-28820.)

21.1
Subsidiaries of Jones Soda Co. (Previously filed with, and incorporated herein by reference to, Exhibit 21.1 to our annual report on Form 10-K for the year ended December 31, 2012, filed on March 26, 2013; File No. 000-28820.)

23.1	Consent of Peterson Sullivan LLP (Filed herewith.)
23.2	Consent of Cairncross & Hempelmann, P.S. (included in opinion filed as Exhibit 5.1 herewith.)
24.1	Power of Attorney (included on signature page to this registration statement)
101.INS**	XBRL Instance Document.
101.SCH**	XBRL Taxonomy Extension Schema Document.
101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB**	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document.

*	Management contract or compensatory plan or arrangement.

**
Pursuant to Rule 406T of Regulation S-T, these interactive data files are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933 or Section 18 of the Securities Exchange Act of 1934 and otherwise are not subject to liability. These files were previously furnished with, and incorporated herein by reference to, Exhibits 101 to our annual report on Form 10-K for the year ended December 31, 2012, filed on March 26, 2013; File No. 000-28820.)

++	Portions of the marked exhibits have been omitted pursuant to requests for confidential treatment filed with the SEC.